Exhibit 32.1

CERTIFICATION

Each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, the Annual Report of Ramp Corporation on Form 10-K for the year ended December 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Ramp Corporation for the periods presented.

Date: April 14, 2004                                                             By:       /s/ Darryl R. Cohen

Darryl R. Cohen

Chairman and Chief Executive Officer

Date: April 14, 2004                                                             By:       /s/ Mitchell M. Cohen

Executive Vice President and Chief Financial Officer